Exhibit 99.1

CPI Card Group Inc. Reports Second Quarter and First Half 2019 Results

Date: August 7, 2019

Second Quarter Net Sales Up 9% Year Over Year, Up 15% in First Half

Continuing Operations - GAAP Net Income Improves to $1.6 Million in Second Quarter, Improves 76% to $1.5 Million Net Loss in First Half

Adjusted EBITDA of $8.5 Million in Second Quarter, Up 28% Year Over Year to $16.5 Million in First Half

Cash of $17.5 Million, Available Revolver of $20.0 million, Available Liquidity of $37.5 Million at Quarter End

Call scheduled for Wednesday, August 7, 2019 at 9:00 a.m. Eastern Time

Littleton, Colo. August 7, 2019 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS.TO) (“CPI Card Group” or the “Company”) today reported financial results for the second quarter and first half ended June 30, 2019.

“Our customer-centric strategy continues to yield positive top-line momentum, as reflected in the 15% year-over-year net sales growth we have delivered so far this year,” said Scott Scheirman, President and Chief Executive Officer of CPI.  “During the first half, our U.S. Debit and Credit segment increased net sales 24% on greater volume and product diversification, and our Prepaid Debit segment grew net sales 6% on top of a particularly strong first half in 2018.  We’ve executed solidly towards our goal of being the partner of choice for our customers by providing market-leading quality products and customer service with a market-competitive business model.”

Financial results for the comparative 2018 periods, including non-GAAP measures, discussed in this press release reflect continuing operations unless otherwise noted. The sale of CPI U.K., which occurred in August 2018 and had historically been reported as the U.K. Limited segment, was accounted for as discontinued operations and comparative financial information has been restated in accordance with U.S. GAAP (“GAAP”) requirements.

Second Quarter and First Half 2019 Consolidated Financial Highlights from Continuing Operations

Net sales increased 8.9% to $66.9 million in the second quarter of 2019, bringing year-to-date net sales to $133.8 million, a year-over-year increase of 15.0%.  During the second quarter, the Company recognized in income from operations a $6.0 million gain related to the cash settlement of litigation.  The litigation has been disclosed in the Company’s SEC filings since the Company brought the complaint in 2017, and details of the settlement are disclosed in the Company’s Form 10-Q filed earlier today. The gain from this settlement, as well as a more favorable net sales mix, drove second quarter and first half 2019 income from operations to $10.1 million and $13.7 million, respectively, compared with $2.7 million and $0.3 million in the second quarter and first half of 2018, respectively.

Second quarter 2019 net income from continuing operations was $1.6 million, or $0.14 per diluted share, compared to a net loss of $0.8 million, or $0.07 per diluted share in the second quarter of 2018.  For the year-to-date periods, net loss from continuing operations was $1.5 million, or $0.14 per diluted share, in 2019 compared to a net loss of $6.5 million, or $0.58 per diluted share, in 2018.

Adjusted EBITDA, which excludes the $6 million litigation settlement gain, was $8.5 million and $16.5 million for the second quarter and first half 2019, respectively. Year over year, second quarter 2019 Adjusted EBITDA was down 4.4%, and first half 2019 Adjusted EBITDA was up 28.1%.

Second Quarter and First Half Segment Information from Continuing Operations

U.S. Debit and Credit:

Second quarter net sales of $51.1 million represented an increase of 16.5% year over year.  This contributed to a first half net sales year-over-year increase of 23.5%, to $100.0 million. These increases were driven by a double-digit percentage increase in EMV® card manufacturing volumes, propelled by dual-interface EMV® cards, as well as higher card personalization and fulfillment sales.

U.S. Prepaid Debit:

Second quarter net sales increased 3.5% year over year to $16.0 million and first half net sales increased 5.7% year over year to $32.7 million. These increases were on top of strong 2018 net sales, which included portfolio wins that, as expected, did not recur in the 2019 periods.

Balance Sheet, Liquidity, and Cash Flow from Continuing Operations

During the second quarter of 2019, the Company generated cash from operating activities of $9.2 million, inclusive of the $6.0 million litigation settlement gain, and spent $0.5 million on capital expenditures.  This resulted in adjusted free cash flow generation of $2.7 million in the second quarter.  As expected, and consistent with historical seasonal cash flow patterns, the Company’s operations generated a use of cash during the first half of 2019.

As of June 30, 2019, cash and cash equivalents was $17.5 million, an increase of $9.6 million from March 31, 2019. As of June 30, 2019, the Company’s revolving credit facility had no borrowings outstanding and available borrowings of $20.0 million.  The revolving credit facility matures August 17, 2020.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at June 30, 2019, unchanged from December 31, 2018.  Net of debt issuance costs and discount, total debt was $306.8 million as of June 30, 2019.  The Company’s First Lien Term Loan matures in August 2022.

John Lowe, Chief Financial Officer, stated, “We continue to be encouraged by solid year-over-year net sales growth which, in turn, yielded greater operating leverage and enabled us to generate cash in the second quarter. We believe we have adequate cash and liquidity to support our business plan.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for impairments; litigation and related charges incurred in connection with certain patent and shareholder litigation; a litigation settlement gain in the second quarter of 2019; stock-based compensation expense; restructuring and other charges; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.   The metric “total debt less cash” includes borrowed long term debt, letters of credit, and capital lease obligations, less cash.  Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations, adjusted for cash received from a litigation settlement gain in the second quarter of 2019.  We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations.

About CPI Card Group Inc.

CPI Card Group® is a payment technology company and leading provider of credit, debit and prepaid solutions delivered physically, digitally and on-demand. CPI helps our customers foster connections and build their brands through innovative and reliable solutions, including financial payment cards, personalization and fulfillment, and Software-as-a-Service (SaaS) instant issuance. CPI has more than 20 years of experience in the payments market and is a trusted partner to financial institutions and payments services providers. Serving customers from locations throughout the United States, CPI has a large network of high security facilities, each of which is registered as PCI Card compliant by one or more of the payment brands: Visa, Mastercard®, American Express and Discover®. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on August 7, 2019 at 9:00 a.m. ET to review its second quarter and first half 2019 results. To participate in the Company's conference call via telephone or online:

Participant Toll-Free Dial-In Number: (800) 860-2442
Participant International Dial-In Number: (412) 858-4600
Webcast Link: https://services.choruscall.com/links/pmts190807.html

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until August 21, 2019 at:

Replay: (877) 344-7529 or (412) 317-0088;

Conference ID: 10133684

Webcast replay: http://investor.cpicardgroup.com

Forward-Looking Statements

Certain statements and information in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks and possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to prevent such incidents; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely; our failure to maintain our listing on the NASDAQ Capital Market; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality and process; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; developing technologies that make our existing technology solutions and products less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; infringement of our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the PCI Security Standards Council (“PCI”) security standards or other industry standards such as Payment Card Brand certification standards; costs relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state retailers; disruption or delays in our manufacturing operations or supply chain; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on goods imported into the United States; our dependence on licensing arrangements; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; risks associated with the controlling stockholders’ ownership of our stock; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 6, 2019 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

Jennifer Almquist

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Income/ (Loss) - Unaudited for the three and six months ended June 30, 2019 and 2018

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of June 30, 2019 and December 31, 2018

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2019 and 2018

Exhibit D	Segment Summary Information – Unaudited for the three and six months ended June 30, 2019 and 2018

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and six months ended June 30, 2019 and 2018

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Amounts in Thousands, Except Share and Per Share Amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales:
Products	$33,125	$31,494	$65,882	$56,238
Services	33,776	29,960	67,885	60,073
Total net sales	66,901	61,454	133,767	116,311
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	22,098	18,962	43,587	35,280
Services (exclusive of depreciation and amortization shown below)	19,647	19,116	40,813	39,780
Depreciation and amortization	2,775	3,501	5,465	6,949
Total cost of sales	44,520	41,579	89,865	82,009
Gross profit	22,381	19,875	43,902	34,302
Operating expenses, net:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	16,792	15,756	33,210	31,084
Depreciation and amortization	1,493	1,465	3,026	2,927
Litigation settlement gain (1)	(6,000)	—	(6,000)	—
Total operating expenses, net	12,285	17,221	30,236	34,011
Income from operations	10,096	2,654	13,666	291
Other expense, net:
Interest, net	(6,438)	(5,586)	(12,762)	(11,092)
Foreign currency loss	(1,321)	(466)	(1,280)	(264)
Other income (loss), net	(8)	3	11	7
Total other expense, net	(7,767)	(6,049)	(14,031)	(11,349)
Income (loss) from continuing operations before income taxes	2,329	(3,395)	(365)	(11,058)
Income tax (expense) benefit	(777)	2,593	(1,180)	4,578
Net income (loss) from continuing operations	1,552	(802)	(1,545)	(6,480)
Net income (loss) from discontinued operation, net of tax	(30)	(15,907)	12	(17,521)
Net income (loss)	$1,522	$(16,709)	$(1,533)	$(24,001)
Basic and diluted earnings (loss) per share:
Basic and diluted-Continuing operations	$0.14	$(0.07)	$(0.14)	$(0.58)
Basic and diluted-Discontinued operation	—	(1.43)	—	(1.57)
Net earnings (loss) per share	$0.14	$(1.50)	$(0.14)	$(2.15)

Weighted-average common share outstanding:
Basic	11,178,462	11,143,230	11,169,468	11,138,972
Dilutive	11,242,225	11,143,230	11,169,468	11,138,972
Comprehensive loss:				—
Net income (loss)	$1,522	$(16,709)	$(1,533)	$(24,001)
Currency translation adjustment	0	(494)	31	(185)
Reclassification adjustment to foreign currency loss	1,329	—	1,329	—
Total comprehensive income (loss)	$2,851	$(17,203)	$(173)	$(24,186)

(1) During the second quarter, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.  The litigation has been disclosed in the Company’s SEC filings since the Company brought the complaint in 2017, and details of the settlement are disclosed in the Company’s Form 10-Q filed earlier today.

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands, Except Share and Per Share Amounts)

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,484	$20,291
Accounts receivable, net of allowances of $290 and $211, respectively	42,220	43,794
Inventories	14,854	9,827
Prepaid expenses and other current assets	4,106	4,997
Income taxes receivable	5,305	5,564
Total current assets	83,969	84,473
Plant, equipment and leasehold improvements, net	45,515	39,110
Intangible assets, net	33,109	35,437
Goodwill	47,150	47,150
Other assets	549	1,034
Total assets	$210,292	$207,204

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$14,415	$16,511
Accrued expenses	20,846	23,853
Deferred revenue and customer deposits	350	912
Total current liabilities	35,611	41,276
Long-term debt	306,796	305,818
Deferred income taxes	6,342	5,749
Other long-term liabilities	11,008	3,937
Total liabilities	359,757	356,780
Commitments and contingencies
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,223,528 and 11,160,377 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	11	11
Capital deficiency	(111,939)	(112,223)
Accumulated loss	(37,537)	(36,004)
Accumulated other comprehensive loss	—	(1,360)
Total stockholders’ deficit	(149,465)	(149,576)
Total liabilities and stockholders’ deficit	$210,292	$207,204

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(1,533)	$(24,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (income) from discontinued operation	(12)	17,521
Depreciation and amortization expense	8,491	9,876
Stock-based compensation expense	308	784
Amortization of debt issuance costs and debt discount	979	972
Deferred income taxes	593	(4,782)
Reclassification adjustment to foreign currency loss	1,329	—
Other, net	(190)	158
Changes in operating assets and liabilities:
Accounts receivable	66	(6,577)
Inventories	(5,028)	(2,466)
Prepaid expenses and other assets	1,593	(299)
Income taxes	228	2,284
Accounts payable	(1,042)	2,271
Accrued expenses	(6,249)	3,093
Deferred revenue and customer deposits	(564)	25
Other liabilities	74	(212)
Cash used in operating activities - continuing operations	(957)	(1,353)
Cash provided by (used in) operating activities - discontinued operation	12	(1,152)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(2,686)	(2,109)
Cash received for sale of Canadian subsidiary	1,451	—
Cash used in investing activities - continuing operations	(1,235)	(2,109)
Cash used in investing activities - discontinued operation	—	(536)
Financing activities
Proceeds from revolving credit facility	11,500	—
Payments on revolving credit facility	(11,500)	—
Payments on financing leases	(663)	(306)
Cash used in financing activities	(663)	(306)
Effect of exchange rates on cash	36	1
Net decrease in cash and cash equivalents	(2,807)	(5,455)
Cash and cash equivalents, beginning of period	20,291	23,205
Cash and cash equivalents, end of period	$17,484	$17,750
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$11,660	$9,783
Income taxes, net payments (refunds)	$340	$(1,504)
Right-to-use assets obtained in exchange for lease obligations:
Operating leases	$8,533	$—
Financing leases	$3,366	$821
Accounts payable for acquisitions of plant, equipment and leasehold improvements	$841	$970

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Six Months Ended June 30, 2019 and June 30, 2018
(Dollars in Thousands)
(Unaudited)

Net Sales
	Three Months Ended June 30,
	2019	2018	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$51,086	$43,843	$7,243	16.5%
U.S. Prepaid Debit	15,966	15,427	539	3.5%
Other	—	2,980	(2,980)	(100.0)%
Eliminations	(151)	(796)	645	* %
Total	$66,901	$61,454	$5,447	8.9%

	Six Months Ended June 30,
	2019	2018	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$100,015	$80,991	$19,024	23.5%
U.S. Prepaid Debit	32,710	30,938	1,772	5.7%
Other	1,679	5,679	(4,000)	(70.4)%
Eliminations	(637)	(1,297)	660	* %
Total	$133,767	$116,311	$17,456	15.0%

* Calculation not meaningful

Gross Profit
	Three Months Ended June 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$15,872	31.1%	$13,856	31.6%	$2,016	14.5%
U.S. Prepaid Debit	6,509	40.8%	5,305	34.4%	1,204	22.7%
Other	—	* %	714	24.0%	(714)	* %
Total	$22,381	33.5%	$19,875	32.3%	$2,506	12.6%

* Calculation not meaningful

	Six Months Ended June 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$31,144	31.1%	$22,340	27.6%	$8,804	39.4%
U.S. Prepaid Debit	12,855	39.3%	10,673	34.5%	2,182	20.4%
Other	(97)	(5.8)%	1,289	22.7%	(1,386)	* %
Total	$43,902	32.8%	$34,302	29.5%	$9,600	28.0%

* Calculation not meaningful

Income from Operations
	Three Months Ended June 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
U.S Debit and Credit	$7,985	15.6%	$6,636	15.1%	$1,349	20.3%
U.S. Prepaid Debit	5,374	33.7%	4,218	27.3%	1,156	27.4%
Other	(3,263)	* %	(8,200)	* %	4,937	60.2%
Total	$10,096	15.1%	$2,654	4.3%	$7,442	280.4%

* Calculation not meaningful

	Six Months Ended June 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
U.S Debit and Credit	$15,761	15.8%	$9,158	11.3%	$6,603	72.1%
U.S. Prepaid Debit	10,690	32.7%	8,543	27.6%	2,147	25.1%
Other	(12,785)	* %	(17,410)	* %	4,625	26.6%
Total	$13,666	10.2%	$291	0.3%	$13,375	4,596.2%

* Calculation not meaningful

EBITDA

	Three Months Ended June 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S Debit and Credit	$10,590	20.7%	$9,933	22.7%	$657	6.6%
U.S. Prepaid Debit	5,880	36.8%	4,687	30.4%	1,193	25.5%
Other	(3,435)	* %	(7,463)	* %	4,028	54.0%
Total	$13,035	19.5%	$7,157	11.6%	$5,878	82.1%

	Six Months Ended June 30,
	2019	% of Net Sales	2018	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S Debit and Credit	$20,970	21.0%	$15,651	19.3%	$5,319	34.0%
U.S. Prepaid Debit	11,659	35.6%	9,506	30.7%	2,153	22.6%
Other	(11,741)	* %	(15,247)	* %	3,506	23.0%
Total	$20,888	15.6%	$9,910	8.5%	$10,978	110.8%

* Calculation not meaningful

Reconciliation of Income (loss) from
Operations by Segment to EBITDA by Segment
	Three Months Ended June 30, 2019
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$7,985	$5,374	$(3,263)	$10,096
Depreciation and amortization	2,613	525	1,130	4,268
Foreign currency loss and Other expenses	(8)	(19)	(1,302)	(1,329)
EBITDA	$10,590	$5,880	$(3,435)	$13,035

	Three Months Ended June 30, 2018
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$6,636	$4,218	$(8,200)	$2,654
Depreciation and amortization	3,294	468	1,204	4,966
Foreign currency loss and Other expenses	3	1	(467)	(463)
EBITDA	$9,933	$4,687	$(7,463)	$7,157

	Six Months Ended June 30, 2019
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$15,761	$10,690	$(12,785)	$13,666
Depreciation and amortization	5,217	988	2,286	8,491
Foreign currency loss and Other expenses	(8)	(19)	(1,242)	(1,269)
EBITDA	$20,970	$11,659	$(11,741)	$20,888

	Six Months Ended June 30, 2018
	U.S. Debit and Credit	U.S. Prepaid Debit	Other	Total
EBITDA by segment:
Income (loss) from operations	$9,158	$8,543	$(17,410)	$291
Depreciation and amortization	6,498	962	2,416	9,876
Foreign currency loss and Other expenses	(5)	1	(253)	(257)
EBITDA	$15,651	$9,506	$(15,247)	$9,910

* Calculation not meaningful

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations	$1,552	$(802)	$(1,545)	$(6,480)
Interest expense, net	6,438	5,586	12,762	11,092
Income tax expense (benefit)	777	(2,593)	1,180	(4,578)
Depreciation and amortization	4,268	4,966	8,491	9,876
EBITDA	$13,035	$7,157	$20,888	$9,910

Adjustments to EBITDA:
Stock-based compensation expense	161	389	308	784
Litigation and related charges (1)	8	135	28	831
Restructuring and other charges (2)	—	766	—	1,095
Litigation settlement gain (3)	(6,000)	—	(6,000)	—
Foreign currency loss (4)	1,321	466	1,280	264
Subtotal of adjustments to EBITDA	(4,510)	1,756	(4,384)	2,974
Adjusted EBITDA	$8,525	$8,913	$16,504	$12,884
Adjusted EBITDA margin (% of net sales)	12.7%	14.5%	12.3%	11.1%
Adjusted EBITDA growth decline (% Change 2019 vs. 2018)		(4.4)%		28.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of cash provided by (used in) operating activities - continuing operations (GAAP) to Adjusted Free Cash Flow:
Cash provided by (used in) operating activities - continuing operations	$9,239	$216	$(957)	$(1,353)
Acquisitions of plant, equipment and leasehold improvements	(540)	(1,419)	(2,686)	(2,109)
Cash received from litigation settlement (3)	(6,000)	—	(6,000)	—
Adjusted free cash flow - continuing operations	$2,699	$(1,203)	$(9,643)	$(3,462)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents net legal costs incurred with certain patent and shareholder litigation.
(2)	Represents primarily employee and lease termination costs incurred in connection with the decision to consolidate three personalization operations in the United States to two facilities.
(3)

During the second quarter of 2019, the Company recognized in operating income a $6.0 million gain related to the cash settlement of litigation.  The litigation has been disclosed in the Company’s SEC filings since the Company brought the complaint in 2017, and details of the settlement are disclosed in the Company’s Form 10-Q filed earlier today.

(4)

Foreign currency loss includes the release of the cumulative translation adjustment from the balance sheet to the statement of operations, done in connection with the disposition of the Company’s Canadian subsidiary during the second quarter 2019.